EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the accompanying Quarterly Report of Baxalta Incorporated (the “Company”) on Form 10-Q for the quarter ended September 30, 2015 (the “Report”), Ludwig N. Hantson, Ph.D., Chief Executive Officer of the Company, and Robert J. Hombach, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2015	/s/ Ludwig N. Hantson, Ph.D.
Ludwig N. Hantson, Ph.D.
Chief Executive Officer

Date: November 12, 2015	/s/ Robert J. Hombach
Robert J. Hombach
Chief Financial Officer